UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
 Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2006 (August 11,
2006)

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                     Conversion Services International, Inc.
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             (Exact name of registrant as specified in its charter)

             Delaware                   0-30420                20-0101495
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         (State or other             (Commission            (IRS Employer
          jurisdiction               File Number)        Identification No.)
        of incorporation)


  100 Eagle Rock Avenue, East Hanover, New Jersey           07936
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     (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (973) 560-9400
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                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

On August 11, 2006, Conversion Services International, Inc. (the "Company") entered into a Stock Purchase Agreement with Matthew J. Szulik ("Szulik"), pursuant to which it issued 20,000 shares of the Company's newly created Series B Convertible Preferred Stock, $.001 par value (the "Series B Preferred"). Each share of Series B Preferred has a stated value of $100.00. The Company received proceeds of $2,000,000.

The Series B Preferred has a cumulative annual dividend equal to the Prime Rate plus one percent (1%), which is payable monthly in cash or common stock, at the election of the Company, and is convertible into shares of the Company's common stock at any time at a price equal to the lower of (1) $0.85 or (2) the average daily volume weighted market price for the five consecutive trading days immediately prior to the date for which such price is determined, with a minimum price of $0.50. In addition, the Series B Preferred has no voting rights, but has liquidation preferences and certain other privileges.

Pursuant to the Stock Purchase Agreement, Szulik was also granted a warrant to purchase 1,176,471 shares of the Company's common stock, and counsel to Szulik was granted a warrant to purchase 100,000 shares of the Company's common stock (the "Warrants"), both exercisable at a price of $0.94 per share (subject to adjustment). The Warrants are exercisable for a period of five years.

Pursuant to a Registration Rights Agreement, the Company agreed to file a registration statement covering the shares of common stock underlying the Series B Preferred and the Warrants. Such registration rights are more fully set forth in the Registration Rights Agreement attached to this Current Report on Form 8-K as Exhibit 10.2.

The information set forth herein with respect to the Stock Purchase Agreement, the Series B Preferred, the Warrants and the Registration Rights Agreement is meant to be a summary only. The entire agreements are attached hereto as Exhibits to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by this reference, for a description of the terms of a preferred stock instrument and warrants which are convertible/exercisable into shares of the Company's common stock.

Item 9.01.  Financial Statements and Exhibits.

(c)     Exhibits

Exhibit
 Number       Description
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4.1           Certificate of Designations of the Series B Convertible Preferred
              Stock filed with the Secretary of the State of Delaware, dated
              August 11, 2006.


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10.1          Stock Purchase Agreement by and between the Company and Matthew J.
              Szulik, dated August 11, 2006.

10.2          Registration Rights Agreement by and between the Company, Matthew
              J. Szulik and Feiner Family Trust, dated August 11, 2006.

10.3 Common Stock Purchase Warrant issued to Matthew J. Szulik, dated August 11, 2006.

10.4 Common Stock Purchase Warrant issued to Feiner Family Trust, dated August 11, 2006.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

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      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


August 16, 2006               CONVERSION SERVICES INTERNATIONAL, INC.


                              By: /s/ Scott Newman
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                                   Name:  Scott Newman
                                   Title: President, Chief Executive Officer and
                                          Chairman